Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

April 4, 2023

Carisma Therapeutics Inc.

3675 Market St., Suite 200

Philadelphia, Pennsylvania 19104

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 9,289,522 shares of common stock, $0.001 par value per share (the “Shares”), of Carisma Therapeutics Inc. (formerly Sesen Bio, Inc.), a Delaware corporation (the “Company”), including 5,586,568 Shares issuable under the Carisma Therapeutics Inc. Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), 278,432 Shares issuable under the Carisma Therapeutics Inc. 2014 Employee Stock Purchase Plan (the “ESPP”) and 3,424,522 Shares issuable under the CARISMA Therapeutics Inc. 2017 Stock Incentive Plan (the “2017 Plan” and together with the 2014 Plan and the ESPP, the “Plans”). The options issued and the shares issuable upon exercise thereof under the 2017 Plan were assumed by the Company in connection with the closing of the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of September 20, 2022, as amended by the First Amendment thereto dated as of December 29, 2022 and the Second Amendment thereto dated as of February 13, 2023 (as amended, the “Merger Agreement”), by and among the Company, CTx Operations, Inc. (formerly CARISMA Therapeutics Inc.) and Seahawk Merger Sub, Inc.

We have examined the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the board of directors and stockholders of the Company, the Registration Statement, the Plans, the Merger Agreement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Carisma Therapeutics Inc.
April 4, 2023

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wilmer Cutler Pickering Hale and Dorr LLP

WILMER CUTLER PICKERING HALE AND DORR LLP

Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007
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